                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                                EMC CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

          Massachusetts                                       04-2680009
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

               EMC Corporation 1989 Employee Stock Purchase Plan

                          ___________________________

                           (Full Title of the Plans)
                          ___________________________

                               35 Parkwood Drive
                        Hopkinton, Massachusetts 01748
         (Address of Principal Executive Offices, Including Zip Code)
                           _________________________

                             Paul T. Dacier, Esq.
                      Vice President and General Counsel
                                EMC Corporation
                               171 South Street
                        Hopkinton, Massachusetts  01748
                                (508) 435-1000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                           _________________________

                        CALCULATION OF REGISTRATION FEE

 =================================================================================================================================
      Title of Each Class of                Amount to be           Proposed Maximum         Proposed Maximum         Amount of
   Securities to be Registered              Registered (1)        Offering Price Per       Aggregate Offering       Registration
                                                                      Share (2)                 Price (2)              Fee (3)
----------------------------------------------------------------------------------------------------------------------------------
1989 Employee Stock Purchase Plan
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    4,400,000 shares              70.21875                $308,962,500             85,892
==================================================================================================================================

(1) This registration statement also relates to an aggregate of 2,579,706 shares of common stock, par value $.01 per share, of EMC Corporation ("Common Stock") previously registered and remaining unissued under Registration Statements on Form S-8 (Registration Nos. 33-71262 and 333-05133), which are incorporated by reference herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on October 28, 1999.

(3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

                                    PART II


     EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-71262 and 333-05133).

Item 8.  Exhibits

Exhibit
Number         Title of Exhibit
------         ----------------

4.1 EMC Corporation 1989 Employee Stock Purchase Plan, as amended to date.

5.1 Opinion of Paul T. Dacier, Esq., Vice President and General Counsel of EMC Corporation as to the legality of the securities being registered.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Paul T. Dacier, Esq., Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts on the 29th day of October, 1999.


                                    EMC Corporation


                                    By:  /s/ Paul T. Dacier
                                       ----------------------
                                         PAUL T. DACIER
                                         Vice President and General Counsel

     Each person whose signature appears below constitutes and appoints Michael
C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                           Title                          Date
     ----------                        ----------                     ----------
/s/ Richard J. Egan              Chairman of the Board            October 29, 1999
-----------------------------
Richard J. Egan                  (Principal Executive
                                 Officer) and Director

/s/ Michael C. Ruettgers         President and Chief              October 29, 1999
-----------------------------
    Michael C. Ruettgers         Executive Officer and
                                 Director

/s/ Colin G. Patteson            Senior Vice President, Chief     October 29, 1999
-----------------------------
    Colin G. Patteson            Administrative Officer and
                                 Treasurer (Principal
                                 Financial Officer)

/s/ William J. Teuber             Vice President and Chief         October 29, 1999
-----------------------------
    William J. Teuber, Jr.        Financial Officer
                                  (Principal Accounting
                                  Officer)

/s/ Michael J. Cronin             Director                         October 29, 1999
-----------------------------
     Michael J. Cronin


/s/ John R. Egan                  Director                         October 29, 1999
-----------------------------
    John R. Egan


/s/ Maureen E. Egan               Director                         October 29, 1999
-----------------------------
    Maureen E. Egan


/s/ W. Paul Fitzgerald            Director                         October 29, 1999
-----------------------------
    W. Paul Fitzgerald


/s/ Joseph F. Oliveri             Director                         October 29, 1999
-----------------------------
    Joseph F. Oliveri

                                 EXHIBIT INDEX



Exhibit
Number    Title of Exhibit
------    ----------------


4.1 EMC Corporation 1989 Employee Stock Purchase Plan, as amended to date.

5.1       Opinion of Paul T. Dacier, Esq., Vice President and
          General Counsel of EMC Corporation as to the legality of the securities being registered.

23.       Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Paul T. Dacier, Esq., Vice President and
          General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (included on the signature pages to this Registration Statement).